CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the  references  to our firm  under the  captions  "Financial
     Highlights" in the Class A, Class B and Class C Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Pioneer Global High Yield Fund Class A, Class B and Class C Shares Statement of Additional Information, and to the incorporation by reference of our report, dated December 12, 2003, on the financial statements and financial highlights of Pioneer Global High Yield Fund in the Annual Report to the Shareowners for the year ended October 31, 2003, in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A, 1933 Act File No. 333-62166).



/s/ Ernst & Young LLP
Boston, Massachusetts
February 23, 2004